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                            HOUGHTON MIFFLIN COMPANY
                                   EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-69298, 33-59015, and 333-58377) pertaining to the Houghton Mifflin Company 401(k) Savings Plan, the 1995 Stock Compensation Plan, and the 1998 Stock Compensation Plan of Houghton Mifflin Company and in the Registration Statement (Form S-3 No. 333-76323) of Houghton Mifflin Company and in the related prospectus pertaining to the $200 million of securities of our report dated January 25, 2000, except for the second paragraph of Note 14, as to which the date is February 29, 2000, with respect to the consolidated financial statements and schedule of Houghton Mifflin Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                               /s/ Ernst & Young LLP


Boston, Massachusetts
March 23, 2000

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